Exhibit 99.1

Healthcare Triangle, Inc. Announces Closing of Private Placement Offering of Original Issue Discount Senior Convertible Promissory Notes for Gross Proceeds of Approximately $3.6 Million

PLEASANTON, Calif., June 12, 2026 (PR NEWSWIRE) — Healthcare Triangle, Inc. (Nasdaq: HCTI) (“HCTI” or the “Company”), a leader in digital transformation solutions for healthcare and life sciences, today announces the closing of a private placement of its 15% original issue discount senior convertible promissory notes in the aggregate principal amount of $4.235 million for aggregate gross proceeds of approximately $3.6 million, before deducting placement agent fees and other related offering expenses. The notes mature on December 12, 2026 and, subject to the terms and limitations set forth therein, are convertible at the option of the holder at any time after the six-month anniversary of the original issue date at a conversion price per share equal to 85% of the VWAP of the Company’s common stock for the three (3) Trading Days immediately preceding the date of the applicable conversion notice. The Company expects to use the net proceeds from the offering for repayment of certain prior indebtedness, potential strategic acquisitions, and general working capital purposes.

WallachBeth Capital LLC acted as the placement agent in connection with the offering.

The notes and the shares of common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Additional details regarding the notes and the transaction will be included in the Company’s Current Report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission and will be available at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Healthcare Triangle

Healthcare Triangle, Inc. based in Pleasanton, California, reinforces healthcare progress through breakthrough technology and extensive industry knowledge and expertise. We support healthcare organizations including hospitals and health systems, payers, and pharma/life sciences organizations in their effort to improve health outcomes through better utilization of the data and information technologies that they rely on. Healthcare Triangle achieves HITRUST Certification for Cloud and Data Platform (CaDP), marketed as CloudEz™ and DataEz™. HITRUST Risk-based, 2-year (r2) Certified status demonstrates to our clients the highest standards for data protection and information security. Healthcare Triangle enables the adoption of new technologies, data enlightenment, business agility, and response to immediate business needs and competitive threats. The highly regulated healthcare and life sciences industries rely on Healthcare Triangle for expertise in digital transformation encompassing the cloud, security and compliance, data lifecycle management, healthcare interoperability, and clinical & business performance optimization.

Forward-Looking Statements

This press release contains “forward-looking statements,” which are statements related to events, results, activities or developments that HCTI expects, believes or anticipates will or may occur in the future. Forward-looking statements often contain words such as “intends,” “estimates,” “anticipates,” “hopes,” “projects,” “plans,” “expects,” “seek,” “believes,” “see,” “should,” “will,” “would,” “target,” “aims” and similar expressions and the negative versions thereof. Such statements are based on HCTI’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and speak only as of the date made. Forward-looking statements are inherently uncertain, and actual results may differ materially from assumptions, estimates or expectations reflected or contained in the forward-looking statements as a result of various factors. For details on the uncertainties that may cause actual results to be materially different than those expressed in forward-looking statements, please review the Company’s Annual Report on Form 10-K and other reports on file with the Securities and Exchange Commission at www.sec.gov, particularly the information contained in the section entitled “Risk Factors.” The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise, except as required by law.